Exhibit 99.1

THE REALREAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Q4 Gross Merchandise Value Increased 39% Year over Year to $303.0 million

Q4 Total Revenue Increased 57% Year over Year to $97.3 million

Q4 Adjusted EBITDA Margin Improved 16.7 Percentage Points Y/Y

2019 Contribution Profit Per Order Increased 126% Y/Y to $19.72

SAN FRANCISCO, Feb. 25, 2020 -- The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, consigned luxury goods—today reported financial results for its fourth quarter and full year ended Dec. 31, 2019.

“Our Q4 results exemplify our long standing approach to balancing growth and operating leverage.  In Q4, we achieved 39% Y/Y GMV growth with all top level categories experiencing strong growth. At the same time, Q4 adjusted EBITDA margin improved by approximately 17 percentage points Y/Y. Additionally, 82.9% of GMV was driven by repeat buyers in the quarter, a rare attribute of our marketplace that underscores our buyer loyalty and the strength of our flywheel,” said Julie Wainwright, CEO and founder.

Fourth Quarter Financial Highlights

●	Gross Merchandise Volume (GMV) was $303.0 million, up 39% year over year.
●	Total Revenue was $97.3 million, up 57% year over year.
●	Consignment and Service Revenue was $80.7 million, up 46% year over year.
●	Gross Profit was $62.5 million, up 48% year over year.
●	Adjusted EBITDA was ($12.7) million or (13.1%) of total revenue.
●	GAAP basic and diluted net loss per share was ($0.25).
●	Non-GAAP basic and diluted net loss per share was ($0.17).
●	Net cash provided by operating activities was $3.6 million, compared to ($7.6) million used in the fourth quarter of 2018.
●	At the end of the fourth quarter, cash, cash equivalents and short-term investments totaled $363.3 million.

Full Year 2019 Financial Highlights

●	Gross Merchandise Volume (GMV) was $1,008.3 million, up 42% year over year.
●	Total Revenue was $318.0 million, up 53% year over year.
●	Gross Profit was $203.2 million, up 48% year over year.
●	Adjusted EBITDA was ($73.0) million or (23.0%) of total revenue.
●	Contribution Profit Per Order was $19.72, up 126% year over year.
●	Buyer Acquisition Cost (BAC) was $114, down 18% year over year.
●	Since inception through Dec. 31, consignment with The RealReal has offset 13,300 metric tons of carbon and saved 608 million liters of water.

“In 2019, we surpassed $1 billion in GMV. We also made significant progress on our path to profitability while still making investments to capitalize on the massive opportunity in front of us. In 2020, we will continue to invest in growth while driving meaningful operating leverage as we continue to revolutionize luxury resale and deliver value to our consignors and our buyers,” continued Wainwright.

The RealReal continues to invest and innovate in authentication. We believe we have the most rigorous authentication process in the marketplace. Every item we sell is subject to that process. The impact of automation and technology has dramatically changed the authentication team’s day-to-day activities, allowing them to process more products per person while also expanding the depth of our authentication process, training and quality control procedures.

“Our goal is to be the safest marketplace to buy pre-owned luxury goods, and our processes will continue to evolve throughout 2020 as we integrate more technology to stay ahead of counterfeiters,” added Wainwright. “Our buyer NPS score of 71 and the fact that approximately 83% of GMV came from repeat buyers and 81% of GMV came from repeat consignors in 2019, indicates that we are focused on the right issues.”

The RealReal continues to deepen its sustainability commitments, pledging to become carbon neutral in 2021 as part of the CEO Carbon Neutral Challenge issued by Gucci president and CEO Marco Bizzarri. Since its founding through the end of 2019, The RealReal has offset 13,300 metric tons of carbon and saved 608 million liters of water.

Other Fourth Quarter Highlights

●	Trailing 12 months active buyers reached 581,738, up 40% year over year.
●	Orders reached 637,112, up 35% year over year.
●	Average Order Value was $476 compared to $464 in the fourth quarter of 2018.
●	Consignment Take Rate increased 130bps year over year to 36.2%.
●	GMV from repeat buyers was 82.9% compared to 81.6% in the fourth quarter of 2018.

Q1 and FY 2020 Financial Outlook

Based on information available as of Feb. 25, 2020, we are providing the following financial guidance for the first quarter as well as for the full year 2020.

	(In Millions)
	First Quarter 2020		Full Year 2020
	Low	High	Low	High
Expected GMV Range	$291	$295	$1,315	$1,345
Implied Y/Y Growth	30%	32%	30%	33%
Expected Adjusted EBITDA % of Revenue Range	(26.0%)	(24.0%)	(16.0%)	(15.0%)

Webcast and Conference Call

The RealReal will host a conference call and webcast to discuss its fourth quarter and full year 2019 financial results today at 2 p.m. PDT. Investors and participants can access the call by dialing (866) 996-5385 in the U.S. and (270) 215-9574 internationally. The passcode for the conference line is 1182588. The call will also be available via live webcast at investor.therealreal.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.therealreal.com.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, consigned luxury goods. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have 150+ in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by hundreds of brands, from Gucci to Cartier, supporting the circular economy. We make consigning effortless with free in-home pickup, drop-off service and direct shipping for individual consignors and estates. At our stores in LA and NYC, customers can shop, consign, and meet with our experts. At our nine Luxury Consignment Offices, three of which are in our retail stores, our expert staff provides free valuations.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release include, but are not limited to statements about future operating results, including our financial outlook and guidance for the first quarter of 2020 and full year 2020, our ability to drive revenue growth, our ability to drive operating leverage, our ability to add capacity, capabilities and automation to our operations and our strategies, plans, commitments, objectives and goals. Forward-looking statements are based on current expectations of future events. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise. Our future results may be different from those described in our forward-looking statements for a variety of reasons, including any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission (“SEC”), including our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 28, 2019, our Quarterly Report on Form 10-Q for the quarters ended June 30, 2019 and September 30, 2019, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 that will be filed with the SEC by March 2, 2020. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Contribution Profit, Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before interest income, interest expense, net other (income) expense, income tax provision, depreciation and amortization, further adjusted to exclude stock-based compensation, and certain one-time expenses. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision for income taxes, and nonrecurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and provision for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

Contribution Profit is a non-GAAP financial measure that is calculated as gross profit per order minus variable expenses including variable marketing, operations, sales and merchandising expenses.  Fixed expenses include occupancy, general & administrative, technology, marketing headcount, and certain operations and merchandising headcount costs.

We view contribution profit as an important metric to assess our marginal profitability and measure our progress driving operating efficiencies. Accordingly, we believe that contribution profit provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

THE REALREAL, INC.

Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue:
Consignment and service revenue	$80,673	$55,070	$267,412	$183,991
Direct revenue	16,649	7,023	50,625	23,385
Total revenue	97,322	62,093	318,037	207,376
Cost of revenue:
Cost of consignment and service revenue	20,987	13,772	73,579	50,855
Cost of direct revenue	13,788	6,117	41,252	19,603
Total cost of revenue	34,775	19,889	114,831	70,458
Gross profit	62,547	42,204	203,206	136,918
Operating expenses (1):
Marketing	10,896	12,631	47,734	42,165
Operations and technology	39,960	32,343	143,231	104,929
Selling, general and administrative	34,553	19,502	110,663	63,728
Total operating expenses	85,409	64,476	301,628	210,822
Loss from operations	(22,862)	(22,272)	(98,422)	(73,904)
Interest income	1,675	444	4,593	1,046
Interest expense	(45)	(225)	(616)	(1,152)
Other income (expense), net	5	(64)	(2,102)	(1,656)
Loss before provision for income taxes	(21,227)	(22,117)	(96,547)	(75,666)
Provision for income taxes	147	62	199	99
Net loss	$(21,374)	$(22,179)	$(96,746)	$(75,765)
Accretion of redeemable convertible preferred stock to redemption value	—	$(3,271)	$(3,355)	$(8,922)
Net loss attributable to common stockholders	$(21,374)	$(25,450)	$(100,101)	$(84,687)
Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(3.00)	$(2.11)	$(10.12)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	85,823,352	8,496,051	47,478,544	8,365,344

(1) Includes stock-based compensation as follows:
Marketing	104	49	392	164
Operating and technology	1,083	385	3,148	1,160
Selling, general and administrative (2)	1,608	511	4,990	2,434
Total	2,795	945	8,530	3,758

(2) Includes compensation expense related to stock sales by current and former employees in September 2018 and March 2019.

THE REALREAL, INC.

Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$154,446	$34,393
Short-term investments	208,811	27,131
Accounts receivable	7,779	7,571
Inventory, net	23,599	10,355
Prepaid expenses and other current assets	13,804	9,696
Total current assets	408,439	89,146
Property and equipment, net	55,831	33,286
Restricted cash	—	11,234
Other assets	2,660	1,751
Total assets	$466,930	$135,417
Liabilities, Redeemable Convertible Preferred Stock, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$11,159	$5,149
Accrued consignor payable	52,820	35,259
Other accrued and current liabilities	54,567	41,956
Long-term debt, current portion	—	5,990
Total current liabilities	118,546	88,354
Long-term debt, net of current portion	—	3,249
Other noncurrent liabilities	9,456	7,304
Total liabilities	128,002	98,907
Commitments and contingencies
Redeemable convertible preferred stock, $0.00001 par value; no and 31,053,601 shares authorized as of December 31, 2019 and December 31, 2018, respectively; no and 31,053,601 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	151,381
Convertible preferred stock $0.00001 par value; no and 73,950,153 shares authorized as of December 31, 2019 and December 31, 2018, respectively; no and 73,724,645 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	142,819
Stockholders’ equity (deficit):
Common stock, $0.00001 par value; 500,000,000 and 145,467,774 shares authorized as of December 31, 2019 and December 31, 2018, respectively; 85,872,320 and 8,593,077 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	1	—
Additional paid-in capital	693,425	—
Accumulated comprehensive income (loss)	7	(25)
Accumulated deficit	(354,505)	(257,665)
Total stockholders’ equity (deficit)	338,928	(257,690)
Total liabilities, redeemable convertible preferred stock, convertible preferred stock and stockholders’ equity (deficit)	$466,930	$135,417

THE REALREAL, INC.

Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(96,746)	$(75,765)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	13,408	9,290
Stock-based compensation expense	7,711	2,911
Change in fair value of convertible note derivative liability	—	1,248
Bad debt expense	1,371	999
Compensation expense related to stock sales by current and former employees	819	847
Change in fair value of convertible preferred stock warrant liability	2,100	450
Accrued interest on convertible notes	—	223
Loss on retirement of property and equipment	—	203
Accretion of unconditional endowment grant liability	94	118
Accretion of debt discounts	11	104
Amortization of premiums (discounts) on short-term investments	(320)	78
Changes in operating assets and liabilities:
Accounts receivable	(1,579)	(1,572)
Inventory, net	(13,244)	(3,741)
Prepaid expenses and other current assets	(4,108)	(5,338)
Other assets	(1,026)	(318)
Accounts payable	6,010	(2,576)
Accrued consignor payable	17,561	6,587
Other accrued and current liabilities	10,686	15,681
Other noncurrent liabilities	2,762	3,376
Net cash used in operating activities	(54,490)	(47,195)
Cash flow from investing activities:
Purchases of short-term investments	(220,609)	(31,454)
Proceeds from maturities of short-term investments	39,281	9,624
Proceeds from sale of short-term investments	—	7,023
Capitalized proprietary software development costs	(9,267)	(5,724)
Purchases of property and equipment	(24,761)	(13,392)
Net cash used in investing activities	(215,356)	(33,923)
Cash flow from financing activities:
Proceeds from issuance of common stock in initial public offering, net of issuance costs	315,541	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	43,492	86,640
Proceeds from issuance of convertible preferred stock, net of issuance costs	26,283	9,627
Proceeds from issuance of convertible notes, net of issuance costs	—	14,273
Proceeds from exercise of stock options and common stock warrants	2,729	614
Payment of deferred offering costs	—	(24)
Taxes paid related to net share settlement of equity awards	(130)	—
Issuance cost paid related to conversion of convertible notes	—	(545)
Repayment of debt	(9,250)	(4,500)
Net cash provided by financing activities	378,665	106,085
Net increase in cash, cash equivalents and restricted cash	108,819	24,967
Cash, cash equivalents, and restricted cash
Beginning of period	45,627	20,660
End of period	$154,446	$45,627

Supplemental disclosures of cash flow information
Cash paid for interest	$553	$666
Cash paid for income taxes	102	49

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted EBITDA Reconciliation:
Net loss	$(21,374)	$(22,179)	$(96,746)	$(75,765)
Depreciation and amortization	3,870	2,801	13,408	9,290
Stock-based compensation	2,795	945	7,711	2,911
Compensation expense related to stock sales by current and former employees	—	—	819	847
Abandoned offering costs	293	—	293	—
Donation to TRR Foundation	3,155	—	3,155	—
Vendor services settlement	—	—	—	2,000
Interest income	(1,675)	(444)	(4,593)	(1,046)
Interest expense	45	225	616	1,152
Other (income) expense, net	(5)	64	2,102	1,656
Provision for income taxes	147	62	199	99
Adjusted EBITDA	$(12,749)	$(18,526)	$(73,036)	$(58,856)

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss	$(21,374)	$(22,179)	$(96,746)	$(75,765)
Stock-based compensation	2,795	945	7,711	2,911
Compensation expense related to stock sales by current and former employees	—	—	819	847
Provision for income taxes	147	62	199	99
Accretion of redeemable convertible preferred stock	—	(3,271)	(3,355)	(8,922)
Remeasurement of preferred stock warrant liability	—	62	2,100	450
Abandoned offering costs	293	—	293	—
Donation to TRR Foundation	3,155	—	3,155	—
Non-GAAP net loss attributable to common stockholders	$(14,984)	$(24,381)	$(85,824)	$(80,380)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	85,823,352	8,496,051	47,478,544	8,365,344
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.17)	$(2.87)	$(1.81)	$(9.61)

The following table presents a reconciliation of net cash provided by (used in) operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$3,629	$(7,570)	$(54,490)	$(47,195)
Purchase of property and equipment and capitalized proprietary software development costs	(11,247)	(6,131)	(34,028)	(19,116)
Free Cash Flow	$(7,618)	$(13,701)	$(88,518)	$(66,311)

Key Financial and Operating Metrics:

	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
	(In thousands, except AOV and percentages)
GMV	$158,378	$162,954	$170,923	$218,495	$224,116	$228,487	$252,765	$302,975
NMV	$113,347	$115,916	$123,550	$153,775	$160,538	$164,782	$186,617	$219,508
Consignment and Services Revenue	$40,999	$42,178	$45,744	$55,070	$56,236	$60,713	$69,790	$80,673
Direct Revenue	$5,460	$4,807	$6,095	$7,023	$13,019	$10,263	$10,695	$16,649
Number of Orders	356	359	409	471	498	505	577	637
Take Rate	35.1%	35.5%	36.4%	34.9%	35.3%	36.6%	36.8%	36.2%
Active Buyers	326	352	379	416	455	492	543	582
AOV	$445	$453	$418	$464	$450	$453	$438	$476
% of GMV from Repeat Buyers	81.5%	82.9%	82.9%	81.6%	82.4%	83.1%	81.8%	82.9%

2019 and 2018 Contribution Profit Per Order:

	2019	2018	Y/Y Change
AOV	$454.7	$445.6	2%
Revenue	$143.4	$130.0	10%
Gross Profit	$91.6	$85.8	7%
Variable Expenses	$71.9	$77.1	(7%)
Contribution Profit	$19.7	$8.7	126%
Contribution Margin	13.8%	6.7%	704bps
Fixed Cost	$52.6	$45.6	15%
EBITDA	$(32.9)	$(36.9)	11%